UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2012

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street
San Jose, California		95112
(Address of principal executive offices)		(Zip Code)

(408) 367-8200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Paul G. Ekstrom retired as Vice President, Customer Service, Human Resources and Information Technology of California Water Service Group (the “Company”), effective May 1, 2012, after 33 years of service to the Company.

Calvin L. Breed resigned from his position as Controller, Assistant Secretary and Assistant Treasurer and the principal accounting officer of the Company, effective April 30, 2012, after 18 years of service to the Company. Mr. Breed has agreed to provide transitional support to the Company until a successor is named and trained for the position.  Mr. Breed will retire from the Company in 2013.

Until a successor to Mr. Breed is appointed, Martin A. Kropelnicki, Vice President, Chief Financial Officer and Treasurer of the Company, will serve as the principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: April 30, 2012	By:	/s/ Martin A. Kropelnicki
	Name:	Martin A. Kropelnicki
	Title:	Vice President, Chief Financial Officer & Treasurer